AGREEMENT AND PLAN OF REORGANIZATION dated as of March 5, 2001, among Integrated Health Technologies, Inc. (formerly known as Chem International, Inc.), a Delaware corporation ("Parent"), Chem Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), and Nucycle Therapy, Inc., a New Jersey corporation ("Company"). The Boards of Directors of Parent, Acquisition Sub and Company have each duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the plan of merger (the "Plan of Merger") and the proposed merger of Acquisition Sub with and into Company in accordance with this Agreement, the Plan of Merger and the New Jersey Business Corporation Act (the "New Jersey Statute"), whereby, among other things, the issued and outstanding shares of common stock, no par value, of Company (the "Company Common Stock") and the issued and outstanding shares of preferred stock, no par value, of Company (the "Company Preferred Stock") (hereinafter the Company Preferred Stock and the Company Common Stock being collectively referred to as the "Company Stock") will be exchanged and converted into shares of common stock, $.002 par value, of Parent (the "Parent Common Stock") in the manner set forth in Article II hereof and in the Plan of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger. As used herein, the term "Transaction Documents" shall mean collectively, this Agreement, the Plan of Merger, the Confidentiality Agreement, Non-competition Agreement, and No Solicitation Agreements, and the other documents, instruments and agreements contemplated hereby and executed and delivered in connection herewith.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Plan of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                    ARTICLE I

                                     GENERAL

     1.1 THE MERGER. In accordance with the provisions of this Agreement, the Plan of Merger and the New Jersey Statute, Acquisition Sub shall be merged with and into Company (the "Merger"), which at and after the Effective Date shall be, and is sometimes herein referred to as, the "Surviving Corporation." Acquisition Sub and Company are sometimes referred to as the "Constituent Corporations."

     1.2 THE EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the Plan of Merger in substantially the form set forth in EXHIBIT 1.2 shall be executed, delivered and filed with the Treasurer of the State of New Jersey by each of the Constituent Corporations on the Closing Date in the manner provided under Section 14A:10-4.1 of the New Jersey Statute. The Merger shall become effective upon the filing of the Certificate of Merger (to which the Plan of Merger is an exhibit) with the Treasurer of the State of New Jersey (the "Effective Date").

     1.3 EFFECT OF MERGER. At the Effective Date, the separate existence of Acquisition Sub, shall cease and Acquisition Sub shall be merged with and into Company and Company shall continue as the Surviving Corporation. The Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and the Merger shall have such other effects as provided by the New Jersey Statute.

     1.4 CERTIFICATE AND BY-LAWS OF SURVIVING CORPORATION. From and after the Effective Date: (a) the Certificate of Company shall be amended so that it shall read in its entirety as set forth in EXHIBIT 1.4 attached hereto, and the Certificate of Company, as so amended, shall be the Certificate of the Surviving Corporation, unless and until altered, amended or repealed as provided in the New Jersey Statute; (b) the by-laws of the Acquisition Sub shall be the by-laws of the Surviving Corporation; (c) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the New Jersey Statute, the Certificate or the by-laws of the Surviving Corporation, as applicable; and (d) the officers of the Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the New Jersey Statute, the Certificate or the by-laws of the Surviving Corporation, as applicable.

     1.5 TAKING OF NECESSARY ACTION. Prior to the Effective Date, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Plan of Merger, and the New Jersey Statute. In case at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement and to vest in the Surviving Corporation full title to all Assets, privileges, rights and entitlements (as well as the obligations and duties) of either Constituent Corporations, the officers and directors of such corporations shall take all such lawful and necessary action.

     1.6 TAX-FREE REORGANIZATION. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.

     1.7 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article XIV, and subject to this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (eastern standard time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third (3rd) Business Day after all the conditions set forth in Articles VIII, IX and X shall have been satisfied (or waived to the extent the same may be waived), unless another date is agreed to in writing by Parent and Company. The Closing shall take place at such place as Parent shall designate in the State of New Jersey. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in New Jersey.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS, EXCHANGE OF CERTIFICATES

     2.1 EFFECT ON CAPITAL STOCK. At the Effective Date, subject and pursuant to the terms and conditions of this Agreement and the Plan of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

          (a) CAPITAL STOCK OF ACQUISITION SUB. Each issued and outstanding share of common stock, par value $.001 per share, of Acquisition Sub shall immediately prior to the Effective Date be deemed cancelled and converted into and shall represent the right to receive one share of common stock, no par value per share, of the Surviving Corporation.

          (b) CANCELLATION OF CERTAIN SHARES OF COMPANY STOCK. Each share of Company Stock that is immediately prior to the Effective Date: (i) owned by Company as treasury stock; (ii) owned by any Subsidiary of Company; or
     (iii) owned by Parent or any subsidiary of Parent, shall be cancelled and no Parent Common Stock or other consideration shall be delivered in exchange therefor. As used in this Agreement, a "Subsidiary" means with respect to any Person (a) any corporation or other entity with respect to which such Person, directly or indirectly, has the power to vote or direct the voting of securities sufficient to elect a majority of the directors or other managers thereof or (b) any corporation or other entity with respect to which another Person, directly or indirectly, owns fifty percent (50%) or more of the aggregate equity interests therein.

          (c) EXCHANGE RATIO FOR COMPANY STOCK.

               (i) Subject to Sections 2.2 and 4.27, each share of Company Stock issued and outstanding immediately prior to the Effective Date (other than shares cancelled pursuant to Section 2.1(b)) shall be deemed cancelled and converted into and shall represent the right to receive
          (a) that number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Share Converter, by (ii) the number of outstanding and issued shares of Company Stock (the "Share Consideration"), plus (b) that number of Parent Warrants equal to the quotient obtained by dividing (x) the Warrant Converter, by (y) the sum of the number of outstanding and issued shares of Company Stock.

               (ii) Subject to Section 2.2, each Company Warrant shall be deemed cancelled and converted into and shall represent the right to receive that same number of Parent Warrants having the same price and the same terms and conditions as the Company Warrant.

               (iii) Each warrant issued under Section 2.1(c)(i) shall represent the right to purchase one share of Parent Common Stock for a purchase price of $3.00 upon the terms and conditions of the warrant agreement attached hereto as Exhibit 2.1(c)(i). Each warrant issued under
          Section 2.1(c)(ii) shall represent the right to purchase one share of Parent Common Stock for a purchase price of $8.00 upon the same terms and conditions as the warrant agreement attached hereto as Exhibit 2.1(c)(ii). As used herein, the term "Parent Warrant" shall mean any warrants to purchase shares of Parent Common Stock issued by Parent in connection with this Agreement, the Plan of Merger, the Transaction Documents, and the transactions contemplated hereby and thereby.

               (iv) As used herein, the term "Share Converter" shall mean THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY THREE (333,333) shares of Parent Company Stock; provided, however, the Share Converter shall be reduced by one (1) share for each $1.50 of liabilities of Company at closing in excess of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS. As used herein, the term "Warrant Converter" shall mean five hundred thousand (500,000) Parent Warrants. For convenience of reference, the shares of Parent Common Stock and Parent Warrants to be issued upon the exchange and conversion of Company Stock in accordance with
          Section 2.1(c)(i) are sometimes hereinafter collectively referred to as the "Merger Consideration" and the Parent Warrants to be issued upon the exchange and conversion of Company Warrants in accordance with Section 2.1(c)(ii) are sometimes hereinafter referred to as the "Warrant Consideration."

          (d) LOCK-UP AGREEMENT. The holders of shares of Company Stock who receive shares of Parent Common Stock in the exchange shall execute an agreement to not sell or otherwise transfer for value their shares of Parent Common Stock for a period of one (1) year following the Closing.

     2.2 EXCHANGE OF CERTIFICATES AND WARRANTS.

          (a) PROCEDURE FOR EXCHANGE. (i) Prior to the Closing Date, Parent shall select Continental Stock Transfer, Inc. as exchange agent (the "Exchange Agent") to act in such capacity in connection with the Merger. As of the Effective Date, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Stock (the "Shareholders"), for exchange in accordance with this Article II and the Plan of Merger, certificates representing the shares of Parent Common Stock to be issued as Merger Consideration, if any, and certificates representing the Parent Warrants contemplated to be issued as Warrant Consideration (which shares of Parent Common Stock, together with any dividends or distributions with respect thereto, and such Parent Warrants being hereinafter collectively referred to as the "Exchange Fund"). As soon as practicable after the Effective Date, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately before the Effective Date represented issued and outstanding shares of Company Stock (collectively, the "Old Certificates") and to each holder of record of a certificate or certificates which immediately before the Effective Date represented outstanding Company Warrants (collectively, the "Old Warrants"): (i) a letter of transmittal advising such holders of the terms of the exchange effected by the Merger (and specifying how delivery shall be effected, and risk of loss and title to the Old Certificates and Old Warrants shall pass, only upon delivery of the Old Certificates and Old Warrants to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of Old Certificates and Old Warrants in exchange for certificates representing Merger Consideration and Warrant Consideration, as the case may be. Upon surrender of an Old Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Old Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
     Article II and the Plan of Merger, and the Old Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Stock which are not registered on the transfer records of Company, it shall be a condition of the exchange thereof that the Old Certificate representing such Company Stock is presented to the Exchange Agent properly endorsed and otherwise in proper form for transfer and accompanied by all documents required to evidence and affect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2(a) and the Plan of Merger, each Old Certificate shall be deemed, on and after the Effective Date, to represent only the right to receive upon such surrender a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to this Article II and the Plan of Merger.

          (b) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Date with respect to Parent Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) or the Plan of Merger until the holder of record of such Old Certificate shall surrender such Old Certificate. Subject to the effect of applicable laws, following surrender of any such Old Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Common Stock issued in exchange therefor, without interest: (i) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Parent Common Stock.

          (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Stock in accordance with the terms of this Article II and the Plan of Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock and there shall be no further registration or transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be cancelled and exchanged as provided in this
     Article II and the Plan of Merger.

          (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY WARRANTS. All Parent Warrants issued upon the surrender for exchange of Company Warrants in accordance with the terms of this Article II and the Plan of Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Warrants. If, after the Effective Date, any Old Warrant is presented to the Surviving Corporation for any reason, such Old Warrant shall be cancelled and exchanged as provided in this Article II and the Plan of Merger.

          (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Old Certificates or Old Warrants shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate or Old Warrant to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Old Certificate or Old Warrant the consideration payable and exchange therefor pursuant to this Article II. The Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Old Certificate or Old Warrant to give the Exchange Agent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Old Certificate or Old Warrant alleged to have been lost, stolen or destroyed. As used in this Agreement, the term "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the Shareholders for eighteen (18) months after the Effective Date shall be delivered to Parent, and upon demand from any former Shareholders who have not theretofore complied with this Article II, any dividends or distributions with respect to Parent Common Stock to which such Shareholder is entitled pursuant to Section 2.2(a) and as described in Section 2.2(b), shall be distributed, to the former Shareholders upon the receipt of Old Certificates and/or evidence reasonably satisfactory in form and substance to Parent.

          (g) NO LIABILITY. Neither the Exchange Agent, Parent, Acquisition Sub, nor Company shall be liable to any holder of shares of Company Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Common Stock to be issued in exchange for Company Stock pursuant to this Section 2.2, if, on or after the expiration of eighteen (18) months following the Effective Date, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Neither the Exchange Agent, Parent, Acquisition Sub, nor Company shall be liable to any holder of Company Warrants or Parent Warrants, as the case may be, for Parent Warrants to be issued in exchange for Company Warrants pursuant to this
     Section 2.2, if, on or after the expiration of eighteen (18) months following the Effective Date, such Parent Warrants are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF COMPANY OFFICER

     3.1 Except as set forth on Schedule 3.1, the Company officer executing this Agreement represents and warrants to Parent and Acquisition Sub with respect to himself that Company owes no amounts to him or to any other current or former officer, director or employee of the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Acquisition Sub that:

     4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Company:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; (b) has all requisite corporate power and authority to own, lease and operate its properties and Assets and to carry on its business in the Ordinary Course; and (c) is duly qualified and in good standing to do business in all jurisdictions in which the failure to be so qualified and in good standing could be reasonably expected to have a material adverse effect on Company's business, Assets, operations, results of operations, liabilities, properties, condition (financial or otherwise), affairs or an effect which could materially impair the ability of Company to perform any obligation under this Agreement or materially impair the consummation of the transaction contemplated hereby ("Material Adverse Effect"). The parties hereto acknowledge that the Company has never produced either positive net cash flow or earnings since its formation. The Company has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and each of the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company has delivered to Parent true and complete copies of the Charter and by-laws of Company as amended to the date hereof, and its minute books. As used in this Agreement, "Certificate" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

     4.2 EQUITY INVESTMENTS. The Company does not own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, limited liability company, joint venture or other entity. The Company does not have any Subsidiaries. There are no options, rights, calls, commitments or agreements of any character to which Company is a party or by which Company is bound calling for the issuance of shares of capital stock of Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of Company or any such other securities of Company or Company Sub.

     4.3 MARGIN STOCK. The Company owns no "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221) of the Federal Reserve Board.

     4.4 CAPITAL STOCK; SECURITIES. The authorized capital stock of Company consists of 8,000,000 shares of Company Common Stock, of which 2,003,660 shares are outstanding as of the Closing Date, and 2,000,000 shares of Company Preferred Stock, of which 1,000,000 are designated as Series A Preferred (the "Series A Shares"), and 805,266 Series A Shares are outstanding as of the Closing Date. The Parent acknowledges that each share of Series A Shares automatically converts to one (1) share of Company Common Stock on March 30, 2001. Except as set forth on Schedule 4.4, as of the Closing Date, Company has no
outstanding warrants for shares of Company Stock (collectively, the "Company Warrants"). The Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of Company Stock are validly issued and outstanding, full, paid and non-assessable and not subject to preemptive rights. There are no voting trusts, voting agreements (except pursuant to Section 6.1 below), first offer rights, co-sale rights, transfer restrictions (other than restrictions imposed by federal or state securities laws) or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, registration, transfer or disposition of Company Securities to which Company is a party or by which it is bound, or to the knowledge of Company, among or between any Persons other than Company. As used herein, "Company Securities" shall mean collectively, all issued and outstanding Company Stock and all Company Warrants.

     4.5 NO CAPITAL CHANGES. Company will not recapitalize through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganize, reclassify or otherwise change its outstanding shares into the same or a different number of shares or other classes, or declare a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock.

     4.6 AUTHORITY; NO CONSENTS. The execution, delivery and performance by Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company; and this Agreement and the other Transaction Documents to which Company is a party have been, and the Plan of Merger when executed and delivered by Company will be, duly and validly executed and delivered by Company, and this Agreement and the other Transaction Documents to which Company is a party is, and the Plan of Merger when executed and delivered by the parties thereto will be, the valid and binding obligations of Company, enforceable against Company in accordance with their respective terms subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles. Neither the execution, delivery and performance of the Transaction Documents to which Company is a party, nor the consummation by Company of the transactions contemplated hereby or thereby, nor compliance by Company with any provision hereof or thereof will:
(a) conflict with; (b) result in any violations of, (c) cause a default under (with or without due notice, lapse of time or both); (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under; or (e) result in the creation of any Encumbrance on or against any Assets, right or property of Company under any term, condition or provision of: (x) any instrument or agreement to which Company is a party, or, to the knowledge of Company, by which Company, its properties, Assets or rights may be bound (except as shall have been waived or with respect to which consent shall have been obtained prior to the Closing) except where the foregoing would not result in a Material Adverse Effect on Company; (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality (collectively, the "Governmental Authority") applicable to Company or any of its properties, Assets or rights except where the foregoing would not result in a Material Adverse Effect on Company; or (z) Company's Certificate or by-laws, as amended through the date hereof. Except as contemplated by this Agreement or the Plan of Merger, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Company of this Agreement, the Plan of Merger, the Transaction Documents to which Company is a party, or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of (A) Form S-4 with respect to the Merger Consideration and the shares of Parent Common Stock reserved for issuance upon exercise of Parent Warrants (as to which the option or warrant holder is, by the terms of the warrant in effect, entitled upon exercise of the option or warrant, to receive registered stock) (the "S-4") and (B) such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby; (ii) such filings as may be required by the NASDAQ with respect to Parent Common Stock and Parent Warrants to be issued in connection with the Merger; (iii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby; (iv) the distribution of the Shareholders' Materials with respect to the adoption by the Shareholders of this Agreement and the Plan of Merger; (v) the filing of the Plan of Merger with the Treasurer of the State of New Jersey and appropriate documents with the relevant authorities of other states in which Company is qualified to do business; (vi) the filings or notices that may be required under Environmental Laws as set forth on Schedule 4.6; and (vii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Company or materially impair the ability of Company and the Shareholders to consummate the transactions contemplated by this Agreement or the Plan of Merger, including, without limitation, the Merger.

     4.7 FINANCIAL STATEMENTS. The financial statements of Company,

          (a) were prepared in accordance  with  generally  accepted  accounting principals ("GAAP"), consistently applied (except as may have been indicated in the notes thereto or, in the case of the unaudited statements);

          (b) were prepared in accordance with the books and records of Company; and

          (c) fairly present (subject, in the case of the unaudited statements, to normal, nonrecurring audit adjustments) the financial position of Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (the "Company Financial Statements").

     4.8 COLLECTABILITY OF ACCOUNTS RECEIVABLE. All accounts receivable included in Company Financial Statements, net of any reserves for losses as reflected thereon, and net of costs, which costs shall not exceed $15,000 in the aggregate, are fully collectible in cash within three (3) months from the date hereof, with the exception of financed accounts receivable which by their terms are not payable in full within such three-month period (collectively the "Collectible Accounts Receivable"). Credits, returns and rebates shall not constitute payment of accounts receivable. (In determining whether there has been any nonpayment of any Account Receivable, all payments received from any account debtor shall, unless otherwise specified by such account debtor, be first applied to the oldest outstanding account Receivable of such account debtor until all accounts receivable of such account debtor have been paid in full.)

     4.9 ABSENCE OF UNDISCLOSED LIABILITIES. (a) At December 31, 2000 (a) Company had no Liability which was not provided for or disclosed on Company Financial Statements for the fiscal year ended December 31, 2000; and (b) all liability reserves established by Company and set forth on Company Financial Statements were adequate, in the good faith judgment of Company, for all such Liabilities at the date thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS No. 5")) which were not adequately provided for on Company Financial Statements as required by FAS No. 5. As used herein, the term "Liability" shall mean all material liabilities or obligations of any nature (whether known or unknown, matured or unmatured, fixed or contingent.

          (b) On the date of Closing, the total liabilities of Company will not exceed FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS.

     4.10 ABSENCE OF CHANGES; CONDUCT OF BUSINESS. Since December 31, 2000, Company has been operated in the ordinary course, consistent with Company's past practice ("Ordinary Course") and:

          (a) Company has notified Parent in writing of any Material Adverse Effect on Company;

          (b) there has not been any damage, destruction or loss, whether or not covered by insurance, having or which could have a Material Adverse Effect on Company;

          (c) Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of its business;

          (d) except as set forth on Schedule 4.10(d), there has not been any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by Company, other than the license, sale or transfer of Company's products to customers in the Ordinary Course (except for liabilities to Parent, including, but not limited to, the Parent Loan), or incurred or to be incurred in connection with negotiation and execution of this Agreement;

          (e) there has not been any declaration, setting aside or payment of any dividend or other distribution of any Assets of any kind whatsoever with respect to any shares of the capital stock of Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of Company;

          (f) there has not been any payment, discharge or satisfaction of any material Encumbrance or Liability or any cancellation by Company of any material debts or claims or any amendment, termination or waiver of any right of material value to Company;

          (g) except as otherwise provided for in this Agreement Company has paid or incurred only those fees and expenses not in the Ordinary Course of its business with the prior approval in writing or ratified in writing by Parent (including, without limitation, statements of fees for legal and accounting services, only on a time basis at regular hourly rates). Except as otherwise provided for in this Agreement, no such fees have been paid or incurred in respect of services performed in connection with the negotiation, preparation or execution of any documents, instruments, exhibits, schedules or any other matter relating to the transactions contemplated hereby. Except as set forth on Schedule 4.10(g), Company has paid all of its current liabilities as and when they became due;

          (h) there has not been any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Stock;

          (i) Company has not redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement to do so;

          (j) except as set forth on Schedule 4.10(j), there has not been any issuance by Company of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security;

          (k) except as set forth on Schedule 4.10(k), there has not been any termination of or indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between Company and any other Person, or the assignment by Company of any interest in any contract to which Company is a party;

          (l) Company has used commercially reasonable efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, key employees and consultants, suppliers and other Persons having relations with it;

          (m) there has not been any material write-down or write-up of the value of any Asset of Company, or any material write-off of any accounts receivable or notes receivable of Company or any portion thereof;

          (n) Company has not sold, leased, licensed or otherwise disposed of any Assets or created or permitted to exist any Encumbrance on its Assets except in the Ordinary Course and which would not have a Material Adverse Effect on Company;

          (o) except as set forth on Schedule 4.10(o), there has not been any increase in or modification or acceleration of compensation or benefits payable or to become payable to any officer, employee, consultant or agent of Company, or the entering into of any employment contract or consulting contract with any such Person;

          (p) there has not been any making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director, consultant or shareholder of Company;

          (q) there has not been any Encumbrance created, or agreement to do so, with respect to any Company Assets, tangible, or intangible;

          (r)  there  has not been  any  change  in the  accounting  methods  or
     practices   followed  by  Company,   or  any  change  in   depreciation  or
     amortization policies or rates theretofore adopted by Company;

          (s) except as set forth on Schedule 4.10(s) there has not been any termination of employment or consultancy of any officer or key employee or key consultant of Company or, any expression of intention by any officer, key consultant or key employee of Company to terminate such office, employment or consultancy with Company;

          (t) there have not been any amendments or changes in Company's Certificate or by-laws;

          (u) except as set forth on Schedule 4.10(u), there has not been any commencement of any litigation or other action by or against Company and, to Company's knowledge, there has been no occurrence which could give rise thereto;

          (v) Company has kept in all material respects true, complete and correct books and records of account ("Books and Records") with respect to its business, in which entries have made of all transactions up to the Effective Date in Company's Ordinary Course; and

          (w) there has not been any agreement, understanding, authorization or proposal, whether in writing or otherwise, for Company to take any of the actions specified in items (a) through (v) above.

     4.11 TAX MATTERS. The Company:

          (a) has filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have paid or will pay all amounts shown thereon to be due; and

          (b) has paid and shall timely pay all Taxes required to have been paid on or before the Closing Date.

     All Taxes attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid have been adequately provided for on Company Financial Statements and Company will not incur or accrue a Tax liability from the date of Company Financial Statements up to and including the Closing Date, other than a Tax liability incurred or accrued in the Ordinary Course of business. The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given or requested with respect to Company. Any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on Company Financial Statements and no proposed additional Taxes have been asserted. The Company has not made an election to be treated as a "consenting corporation" under Section 341(t) of the Code nor is it a "personal holding company" within the meaning of
Section 542 of the Code. The Company has not agreed to, nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax liability resulting from Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity: (x) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity; and (y) any liability for the payment of any amount of the type described in the immediately preceding clause (x) as a result of: (i) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity; (ii) being a member of an affiliated or combined group; or (iii) any contractual obligations or otherwise.

          (b) Prior to the Merger, Shareholders did not dispose of any Company Stock, or receive any distribution from Company, in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treasury Regulation Section 1.368-1(c).

          (c) Schedule 4.11(c) hereto sets forth the following information with respect to Company as of the most recent practicable date: (A) the Tax basis of Company in its Assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, research and development credit, excess charitable contribution or other carryover allocable to Company, the years in which such Tax attributes arose and the years (if any) in which such Tax attributes are scheduled to expire, and (C) a list of any Tax elections made by Company and affecting Company. The Company has no net operating losses or other Tax attributes subject to limitation under Code Section 382, 383 or 384, or the federal consolidated return regulations, or under any similar provision of state, local or foreign law. The amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, research and development credit, excess charitable contribution or other carryover allocable to Company is fully utilizable by Company.

     4.12 BOOKS AND RECORDS; AUDITS AND INVESTIGATIONS. All the books and records of Company have been kept and were prepared in accordance with GAAP. The Company has delivered to Parent all responses to auditors' inquiry letters received in the past four years and all letters to Company from the auditors during such period. Schedule 4.12 hereto identifies all correspondence received from a Governmental Authority in the past four years relating to tax and accounting, regulatory compliance reviews, audits or investigations.

     4.13 TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.

          (a) The Company has good and marketable title to, or valid leasehold interests in, all its Assets, subject to no security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money ("Encumbrances") except for: (i) liens for current Taxes not yet due and payable, (ii) mechanics' and materialmen's liens arising or incurred in the Ordinary Course of its business, and (iii) as reflected on Schedule 4.13(a).

          (b) The properties, assets, rights, contracts, leases, easements, permits, licenses and real and personal property (the "Assets") evidenced on Company Financial Statements are the sole items of tangible and intangible personal property heretofore utilized by Company in the (and necessary for Company to) conduct of its operations.

          (c) The real and personal property owned or leased by Company, including, without limitation, all equipment and machinery of Company, are in reasonable working order and have been maintained in accordance with standard maintenance procedures, and meet all material standards, clearances and ratings in effect on the date hereof in respect of those rules and regulations promulgated by any Governmental Authority applicable thereto except where the failure to meet the above would not have a Material Adverse Effect.

          (d) Except as set forth elsewhere in this Section 4.13, Company makes no representations or warranties regarding the real or personal property owned or leased by

     Company, specifically excluding any representations or warranties with respect to merchantability or fitness for a particular purpose of Company's products or services.

          (e) Schedule 4.13(e) hereto identifies all real property owned by Company and all improvements located thereon, all unexpired options held by Company or contractual obligations on its part to purchase or sell any interest in real property, and all mortgages held by Company. There exists no event constituting a default under any such mortgage and no notice of deficiency has been issued with respect thereto. The real property identified on such Schedule 4.13(e) as owned by Company is the same as the real property owned by Company on December 31, 1999, and the condition thereof, including the improvements thereon, has not deteriorated since such date, reasonable wear and tear excepted.

          (f) Each lease or license of an Asset by Company is a valid and subsisting obligation enforceable against the lessor or licensor, as the case may be, in accordance with its terms.

          (g) Except as set forth on Schedule 4.13(g), to the knowledge of Company, none of the Shareholders nor any third party owns or has any rights in any Assets or property used to carry on the business or operations of Company.

          (h) Such of the Assets as constitute inventory on the date hereof is in good and merchantable condition and usable for its intended purpose, and, as to finished goods inventory, saleable at its normal gross profit margins experienced over the last twelve (12) months;

          (i) Schedule 4.13(i) hereto is a true and correct list of all of the machinery and equipment owned or leased by Company as of the date hereof having an initial cost exceeding $10,000 or requiring annual lease payments exceeding $10,000, and, as to each item under lease or license, a brief description of the material terms of such lease. The Company has good and marketable title or, if reflected as a leasehold interest in Company Financial Statements, a valid and enforceable leasehold interest in and to the machinery and equipment, merchandise, materials, supplies and other property of every kind, tangible or intangible, which are shown as or reflected in the Assets on the most recent Company Financial Statements, or which, whether or not shown on Company Financial Statements, were acquired directly or indirectly by Company through the purchase of Assets or stock from or through merger, consolidation or other transaction with, another Person, except for machinery and equipment and other Assets which have been consumed, sold or disposed of in the Ordinary Course since the date of those Company Financial Statements or such acquisition, free and clear of all Encumbrances.

          (j) The Company has complied with all obligations under all material leases and licenses to which it is a party or to which it has succeeded by merger or acquisition of stock or Assets of any other Person and under which it is in occupancy or license, as the case may be, and all such leases and licenses are in full force and effect. The Company enjoys peaceful and undisturbed possession under all real property leases.

     4.14 ENVIRONMENTAL LIABILITY. The Company has obtained all permits, licenses and other authorizations which are required with respect to its operation, and (a) Company is not in violation of any Federal, state, local or foreign law, ordinance, rule, regulation, order, writ, injunction, decree, judgment, award, determination, direction, stipulation or demand of a Government Authority ("Order"), demand letter, request for information, schedule, or time table set forth in any Federal, state, local or foreign law, ordinance, rule, regulation, Order, demand letter or request for information issued, promulgated, approved, or entered thereunder relating to pollution or protection of the environment or to occupational health or safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land, surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes (collectively, the "Environmental Laws"); (b) Company is in compliance with the terms and conditions of the required permits, licenses and authorizations required by the Environmental Laws; (c) except as set forth on Schedule 4.14 there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, proceeding, notice or demand letter pending relating to Company or threatened against it relating in any way to any Environmental Laws or any regulation, code, plan or Order issued, entered, promulgated or approved thereunder; (d) except as set forth on Schedule 4.14 there are no investigations or internal or non-public agency proceedings pending regarding Company relating in any way to any Environmental Laws or any regulation, code, plan, or Order issued, entered, promulgated, or approved thereunder; and (e) except as set forth on Schedule
4.14 there has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment, emission, receipt, or release of a substance or material regulated by any Environmental Law, and in the regulations adopted and publications promulgated pursuant thereto and include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos, or any material containing asbestos or petroleum or petroleum by-product (collectively the "Hazardous Substance") on, in or under such of the Assets of Company constituting real property which would subject the owner or operator of the real property or business, or any past or future owner or operator of the real property to liability for the removal, remediation or cleanup of the Hazardous Substance, petroleum or petroleum by-product under the Environmental Laws or common law. The Company has delivered to Parent true and complete copies of all environmental studies made in the last ten years relating to Company's real property or the business of Company. Except as set forth on Schedule 4.14 no Hazardous Substance has ever been spilled, released, leaked, poured, leached, dumped, discharged, placed, or disposed of, or otherwise caused to be located at any property which has at any time been owned, leased, or used by Company in violation of any Environmental Law and all Hazardous Substances have been handled in compliance with Environmental Laws.

     4.15 INTELLECTUAL PROPERTY. Schedule 4.15 sets forth a list of all patents, copyrights, trademarks, tradenames and service marks and any licensed intellectual property rights (other than commercial or "shrink-wrap" licenses covering software generally available to the public on a retail basis) (collectively, "Intellectual Property Rights") of Company (the "Company Intellectual Property Rights"). The ownership or use of Company Intellectual Property Rights does not infringe on the intellectual property rights of others and Company has not received notice alleging any such infringement, and, to the knowledge of Company, no third party is infringing on the Company Intellectual Property Rights. Except as set forth on Schedule 4.15, the Company is not obligated to pay any third party any royalty or fee for the use of the Company Intellectual Property Rights in the Business. The execution and delivery of this Agreement by Company and the consummation of the transactions contemplated hereby, will neither cause Company to be in violation or default under any such license, sublicense, or agreement, nor entitle any other party to any such license, sublicense, or agreement to terminate or modify such license, sublicense, or agreement. The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances), Company Intellectual Property Rights, and Company has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property Rights are being used. There is no unauthorized use, infringement or misappropriation of any of Company Intellectual Property Rights by any third party, including, without limitation, any employees, former employee, Shareholder or former shareholder of Company.

     4.16 AGREEMENTS, ETC. Schedule 4.16 sets forth a true and complete list of all written or oral contracts, agreements and other instruments to which Company is a party and not made in the Ordinary Course of business, or made in the Ordinary Course of business which are currently in effect, and referred to in any of clauses (a) through (k) of this Section 4.16:

          (a) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

          (b) any collective bargaining contract or other contract with or commitment to any labor union;

          (c) the future purchase, sale, or license of products, material, supplies, equipment or services requiring payments to or from Company in an amount in excess of $10,000 per annum, which agreement, arrangement or understanding is not terminable on thirty (30) days' notice without cost or other liability at or at any time after the Effective Date, or in which Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, Assets or territory;

          (d) the employment or consultancy of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Date;

          (e) an indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or, if involving payments in excess of $10,000 per annum, for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (f) a contract or commitment for capital expenditures individually in excess of $10,000;

          (g) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code;

          (h) an agreement or arrangement for the sale of any Assets, properties or rights having a value in excess of $10,000;

          (i) an agreement which restricts Company from engaging in any aspect of its business or competing in any line of business in any geographic area;

          (j) Company accounts for all of its software, hardware, consulting, licensing, distribution and other similar agreements and contracts under which Company provides services or sells or distributes goods or equipment in accordance with GAAP;

          (k) a list of all agreements with Company's vendors where Company is an approved vendor with the United States Department of Defense or other applicable Governmental Authority (the "Government Contracts");

          (l) The Company has furnished to Parent true and complete copies of all such agreements listed in Schedule 4.16 and each such agreement:

               (i) is the legal, valid and binding obligation of Company and, to the best knowledge of Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms;

               (ii) is in full force and effect; and

               (iii) the other party or parties thereto is or are not, to the knowledge of Company, in material default thereunder.

     4.17 SUPPLIERS; RAW MATERIALS. Schedule 4.17 sets forth the names and addresses of the ten largest suppliers of Company based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by Company from such suppliers during the one year period ended December 31, 1999 and the six month period ended June 30, 2000.

     4.18 CUSTOMERS. Schedule 4.18 sets forth for the year ended December 31, 1999 (i) a list of the top 10 customers (inclusive of distributors of Company based on the aggregate value of goods and services ordered from Company by such customers during each such period and (ii) the products purchased by each such customer and the amount for which each such customer was invoiced during each period. The Company has not received any notice and does not have any reason to believe that any material customer (i) has ceased, or will cease, to use the products, goods or services, (ii) has materially reduced or will materially reduce, the use of products, goods or services, or (iii) has sought, or is seeking, to materially reduce the price it will pay for products, goods or services, which cessations and reductions, either individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect on Company.

     4.19 NO DEFAULTS, ETC. Except as set forth on Schedule 4.19(a) Company has in all respects performed all the material obligations required to be performed by it to date and is not in material default or alleged to be in material default under: (a) its Certificate or by-laws; or (b) any material agreement, lease, mortgage, indenture, contract, commitment, instrument or obligation to which Company is a party or by which any of its Assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing. No current customer has notified, or to the knowledge of Company expressed an intention to notify, Company or its employees, officers or agents, that such customer will materially reduce the dollar amount of business it will do with Company or cease doing business with Company. Provided that Company obtain the consents which may be required to consummate the transactions which are set forth on the Schedule 4.19(b), no such mortgage, indenture, lease, contract, agreement, license, instrument, or order limits in any material way the freedom of any Person acquiring control of Company, whether directly or indirectly, or prevents Company from performing this Agreement in accordance with its terms. The Company has not received any notice from any party to any such contract with respect to such party's unwillingness or inability to perform thereunder.

     4.20 LITIGATION, OBSERVANCE OF STATUTES, REGULATIONS AND ORDERS. Except as set forth on Schedule 4.20 there are no:

          (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the knowledge of Company, threatened against Company, or to the knowledge of Company facts which could give rise to any of the foregoing, whether at law or in equity, or before or by any Governmental Authority;

          (b) outstanding judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against Company or disputes with customers or vendors;

          (c) violations of or defaults with respect to any Order of any arbitrator or Governmental Authority and, there is no basis for there to be declared any such violation or Default;

          (d) to the knowledge of Company, Company officers, directors, employees, agents, shareholders or representatives who have made, directly or indirectly, with respect to the business of Company, any illegal political contributions, payments from corporate funds not recorded in the Books and Records of Company, payments from corporate funds that were falsely recorded on the Books and Records of Company, payments from corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions or illegal payments from corporate funds to obtain or retain business; or

          (e) no holder of capital stock of any Person which was, at any time, directly or indirectly a subsidiary of Company, or which merged with or into Company or any direct or indirect subsidiary of Company, or a Person from which Company, directly or indirectly, acquired substantially all of such Person's Assets or a shareholder of such Person, has asserted any claim against Company arising out of the acquisition of such Assets or of such holder's capital stock and Company knows of no basis for any such claim.

     4.21 LICENSES, PERMITS, ETC. The Company possesses adequate licenses, clearances, ratings, permits and franchises, and all rights with respect thereto, to conduct its business as now conducted, and without any conflict with the rights of others in any such license, clearance, rating, permit or franchise. The Company has no knowledge of, nor has received notice of termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, clearances, ratings, permits or other approvals by the Governmental Authority or other Person issuing same.

     4.22  COMPLIANCE;  GOVERNMENTAL  AUTHORIZATIONS.  Except  as set  forth  on
Schedule 4.22, Company has complied within the last five (5) years and is presently in compliance in all material respects with all material Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business, including, without limitation, the Environmental Authorities, all Federal and state securities, or "blue sky" laws, and all laws and regulations relating to occupational safety and health and the environment. Except as set forth on Schedule 4.22, Company has all material authorizations, security clearances, consents, approvals, licenses, and permits necessary to be obtained from Governmental Authorities in the conduct of its business as presently conducted and as currently proposed by Company to be conducted; and such authorizations, consents, approvals, licenses, and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of Company, or threatened revoke or limit any thereof. All of Company's full-time and temporary personnel who provide services in a manner or of the type that require specific certifications or clearances have provided such services at all times while having such certifications or clearances in full force and effect. Neither Company has, nor any of its full-time or part-time personnel have, with respect to each of their activities, actions, or services for or on behalf of Company, been cited or alleged by the Environmental Authorities or other regulatory authority within the last five (5) years as failing to comply with regulatory requirements or guidelines.

     4.23 LABOR RELATIONS; EMPLOYEES. Schedule 4.23 sets forth the name of all full-time and part-time employees of Company and the primary locations at which such employees provide their services as of the Closing Date. In addition, except as set forth on Schedule 4.23;

          (a) Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such Persons;

          (b) neither Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any employees or consultants for severance pay or any other payments other than for ordinary wages and salaries payable through Closing;

          (c) Company is in compliance in all material respects with all material Federal, state, local, and foreign laws and regulations respecting labor, employment, and employment practices, terms and conditions of employment and wages and hours;

          (d) there is neither pending, nor threatened any labor dispute, strike or work stoppage involving employees of Company (or otherwise) which affects or which may affect Company's business or which may interfere with its continued operations;

          (e) there are no union  organization  efforts relating to employees of
     Company  or  any  representation   question  involving   recognition  as  a
     collective bargaining agent for any employees of Company;

          (f) there is not pending or threatened any charge or complaint against Company by the National Labor Relations Board or any representative thereof,

          (g) there have been no strikes, walkouts, or work stoppages involving employees of Company in the last five (5) years;

          (h) except as set forth on Schedule 4.23(h), there is no unfair labor practice, sexual harassment or other employment-related complaint pending or, to the knowledge of Company, threatened against Company or any employee of Company. Schedule 4.23(h) assesses managements current belief in connection with Company's liability with respect to any such complaint or threat. No employee or consultant of Company is in material violation of any term of any employment contract or consulting contract, confidentiality agreement or any other contract or agreement relating to the relationship of such employee or consulting contract with Company or any other party because of the nature of the business conducted or proposed to be conducted by Company or the execution and delivery of such agreement or contract by such employee or consultant.

     4.24 EMPLOYEE BENEFIT PLANS AND CONTRACTS.

          (a) Schedule 4.24(a) identifies each "employee benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between Company and any Employee of
     Company, but excluding workers' compensation, unemployment compensation, other government-mandated programs and Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which Company or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"). The Company has provided to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Company. Any Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in Schedule 4.24(a). For purposes of this
     Section 4.24, "Employee" means any common law employee, consultant or director of Company.

          (b) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company does not know of any facts or circumstances that would materially adversely affect such qualification prior to the Closing. The Company has provided Parent with copies of the most recent Internal Revenue Service determination letters with respect to any such

     Employee Plans. Each Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans.

          (c) No Employee Plan constitutes or since the enactment of ERISA has constituted a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

          (d) Schedule 4.24(d) lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which:

               (i) is not an Employee Plan;

               (ii) is entered into, maintained or contributed to, as the case may be, by Company;

               (iii) covers any Employee or former Employee; and

               (iv) under which Company has any present or future obligation or liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and Company's salary and wage arrangements). Such contracts, plans and arrangements as are described above are hereinafter referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements. Except as indicated on Schedule 4.24(d), no Benefit Arrangement or Employee Plan provides benefits including, without limitation, death, or medical benefits (whether or not insured), with respect to any Employee or former Employee of Company beyond such Employee's retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, or
          (iii) benefits the full cost of which is borne by the current or former Employee (or his or her beneficiary).

          (e) The Company has provided, or will have provided, to individuals entitled thereto who are current or former Employees of Company all required notices within the applicable time period and coverage pursuant to
     Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former Employees of Company.

          (f) None of the Employee Plans is subject to Title IV of ERISA. There are no pending or, to the best knowledge of Company, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, or on behalf of or against any of the Employee Plans or any trusts related thereto.

          (g) With respect to each Employee Plan, neither Company nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would subject Company or Parent to any taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Code or
     Section 409 or 502(i) of ERISA.

          (h) Neither Company nor any ERISA Affiliate is a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (i) Except to the extent set forth on Schedule 4.24(i) hereto, to the extent any Employee Plan is subject to approval by any governmental agency (or such approval is available under applicable law), such Employee Plan has received such approval and such approval is current.

          (j) The Company is not subject to, and no facts exist which could subject Company to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefits payments or related claims (other than the ordinary usual claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans), any liability for any Tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA.

          (k) Except as set forth on Schedule 4.24(k) hereto, no ERISA Welfare Plan provides benefits to former employees of Company other than continuation coverage required by Section 4980B of the Code and Section 601 of ERISA.

          (1) There are no pending or, to the knowledge of Company, threatened claims, suits or other proceedings with respect to any Employee Plan other than the ordinary usual claims by participants or beneficiaries which have been made for benefits called for under the terms of such Employee Plans and which will be paid under such Employee Plans in the Ordinary Course.

          (m) There is no requirement that Parent, Surviving Corporation or Company make any further contributions to any Employee Plan after the Closing Date, and each Employee Plan which provides benefits to or on behalf of employees or former employees of Company may be terminated by Parent, Surviving Corporation or Company in its sole discretion on or after the Closing Date without liability of any kind or description whatsoever to Parent, Company, Surviving Corporation, any of Parent's ERISA Affiliates, or any other Person, entity or governmental agency; provided, however, that Employee Plan benefits upon such termination are distributed to each Employee participating in such Employee in accordance with the terms of such Employee Plan and consistent with the requirements of ERISA and the Code.

     4.25 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will:

          (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, Shareholder, or employee of Company from Company, under any Employee Plan, Benefit Arrangement or otherwise;

          (b) increase any benefits otherwise payable under any Employee Plan or Benefit Arrangement;

          (c) result in the acceleration of the time of payment or vesting of any such benefits; or

          (d)  violate   any  no  shop,   nonsolicitation,   noncompetition   or
     nondisclosure agreement that Company may be a party to.

     4.26 INSURANCE. The Company maintains policies of liability, theft, fidelity, fire, product liability, workmen's compensation, indemnification of directors and officers and other similar forms of insurance. Schedule 4.26 sets forth and accurately describes such policies, and a history of all claims within the last three (3) years in excess of $50,000 made by Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the knowledge of Company, no basis exists for termination or non-renewal of any thereof on the part of the insurer. The amounts of coverage under such policies conform to the requirements set forth in Company's customer contracts. The Company has not, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

     4.27 BROKERS. Except for that certain agreement dated August 30, 1999 by and between the Company and Paxton Ventures Corp. a copy of which is attached hereto as Exhibit 4.27, (the "Paxton Agreement"), Company has not, nor have any of its officers, directors, shareholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by the Transaction Documents. Under the terms of the Paxton Agreement, five (5%) percent of the Merger Consideration to be received by holders of shares of Company Stock shall instead be paid at Closing directly to Paxton Ventures Corp. Company will indemnify and hold Parent and/or Acquisition Sub, their successors and assigns, harmless from and against any claim or liability arising from any breach of this representation by Company, or from any claim or liability arising to Paxton Ventures Corp., as a result of this Agreement, the Plan of Merger, the Transaction Documents, and the transactions contemplated hereby and thereby.

     4.28 RELATED TRANSACTIONS. Except for compensation to regular employees of Company, no current or former director, officer or shareholder that is an affiliate of Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been during the last three (3) fiscal years:

          (a) a party to any transaction with Company which would be required to be included in a Form 10K-SB or definitive proxy statement with the SEC (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated shareholder of Company or associate thereof), other than any transaction which has been disclosed in a definitive proxy statement or report filed by Company in a timely fashion within the SEC;

          (b) the direct or indirect owner, including any ownership by a family member, of a 10% or greater interest in any non-natural Person, which is, or has been, a supplier, customer, or, within the last twelve (12) months, competitor, of Company (other than non-affiliated holdings in a publicly held companies); or

          (c) a party to any transaction with Company whereby such Person received compensation (other than dividends paid by a publicly held corporation) from any other Person, which is, or has been, a supplier, customer, or, within the last twelve (12) months, competitor of Company.

     4.29 BOARD APPROVAL. The Board of Directors of Company has:

          (a) approved the Transaction Documents to which Company is a party and the transactions contemplated hereby and thereby;

          (b) determined that the Merger is in the best interests of the Shareholders and is on terms that are fair to such Shareholders; and

          (c) recommended that the Shareholders approve the Merger in accordance with the Plan of Merger and the New Jersey Statute. No other Company approvals are required other than that of the Board of Directors and Shareholders.

     4.30 VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares voting of Company Stock approving the Merger, this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby are the only votes of the holders of any class or series of Company's capital stock necessary to approve the Transaction Documents to which Company is a party and the transactions contemplated hereby and thereby.

     4.31 OFFICERS AND DIRECTORS. The duly elected, qualified and acting officers and directors of Company are as set forth in Schedule 4.31.

     4.32 INFORMATION SUPPLIED. The information supplied or to be supplied by Company for inclusion in:

          (a) the S-4 will not, at the time that the S-4 is filed with the SEC and at the time that the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

          (b) the Shareholders' Materials will not, at the dates mailed to the Shareholders and at the effective date of the Shareholder Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Shareholders' Materials will comply as to form with the provisions of all applicable laws, rules and regulations of all Governmental Authorities.

     4.33 BANK ACCOUNTS; CREDIT AND CHARGE CARDS. Schedule 4.33 hereto contains a true and complete list as of the date hereof (i) of all banks, trust companies and savings and loan associations in which Company maintains an account (and the account number thereof) or safe deposit vault and the names of all Persons authorized to draw thereon and the balances on such accounts on the date hereof, and (ii) of all credit and charge cards issued in the name of Company or any of its employees or officers and for which Company has any liability and the outstanding balances on each such card as of June 30, 2000.

     4.34 COMPANY NOT AN INTERESTED SHAREHOLDER. As of the date of this Agreement, neither Company nor, to the best of Company's knowledge, any of its Affiliates is an "Interested Shareholder" of Parent as such term is defined in
Section 14A:10A-3 of the New Jersey Business Corporation Act.

     4.35 INVESTMENT COMPANY ACT. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of, any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.36 NO RIGHT OF ACTION. The execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby and the completion of the transactions contemplated hereby and thereby, shall not cause Parent, the Surviving Corporation, or any of their respective affiliates to be liable for damages to any other Person or give such Person any equitable right against any of them or Company or any of their respective Assets.

     4.37 KNOWLEDGE DEFINITION. As used in this Agreement, "to the knowledge of Company" and like phrases shall mean and include:

          (a) actual knowledge; and

          (b) that knowledge which a prudent businessperson (including the officers, directors and other key employees of Company) would have obtained in the management of his or her business affairs after reviewing this
     Article IV in detail and making due inquiry and exercising reasonable diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of Burt Ensley, the Company officer executing this Agreement, shall be imputed to be the knowledge of Company.

     4.38 DIRECTORS LIABILITIES. Except for attached Exhibit 4.27, the Company does not, and will not as of the Effective Date, have any outstanding fees owed to members of Company's board of directors (or their Affiliates).

     4.39 FULL DISCLOSURE. No financial statement, Exhibit, Schedule or document required by this Agreement to be prepared or furnished by or on behalf of Company to Parent and/or Acquisition Sub in connection with this Agreement or any other Transaction Document hereby or delivered pursuant hereto, contained or contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, misleading. The representations and warranties set forth in this Article IV do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, misleading.

                                    ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

     Parent and Acquisition Sub, jointly and severally, represent and warrant to Company that:

     5.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Acquisition Sub is duly organized, validly existing and in good standing under the laws of the State of New Jersey.

          (c) Each of Parent and Acquisition Sub has all requisite corporate power and authority to enter into the Transaction Documents to which either is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (d) Each of Parent and Acquisition Sub is duly qualified and in good standing in all jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Parent or Acquisition Sub. Parent has delivered to Company true and complete copies of the Certificate and by-laws of each of Parent and Acquisition Sub.

     5.2 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Acquisition Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with the SEC and at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     5.3 CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of Parent to continue at least one significant historic business line of Company or to use at least a significant portion of Company's historic business Assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

     5.4 AUTHORITY; NO CONSENTS. The execution, delivery and performance by Parent and Acquisition Sub of the Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, and this Agreement and the other Transaction Documents to which each is a party have been, and the Plan of Merger when executed and delivered by Parent and Acquisition Sub will be, duly and validly executed and delivered by Parent and Acquisition Sub, and this Agreement and the other Transaction Documents to which each is a party are, and the Plan of Merger when executed and delivered by the parties thereto will be, the valid and binding obligations of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with their respective terms subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles.
Neither the execution, delivery and performance of the other Transaction Documents to which each is a party, nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, or thereby, nor compliance by Parent and Acquisition Sub with any provision hereof or thereof will: (a) conflict with; (b) result in any violations of; (c) cause a default under (with or without due notice, lapse of time or both); (d) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under;  or (e) result in the  creation of any  Encumbrance  on or  against,  any assets, right, or property of Parent or Acquisition Sub under any term, condition or provision of: (x) any instrument or agreement to which Parent or Acquisition Sub is a party, or, to the knowledge of Parent and Acquisition Sub, by which Parent or Acquisition Sub, their respective properties, assets or rights may be bound (except as shall have been waived or with respect to which consent shall have been obtained prior to the Closing) except where the foregoing would not result in a Material Adverse Effect on Parent; (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights except where the foregoing would not result in a Material Adverse Effect on Parent; or
(z) the Certificate or by-laws of Parent or Acquisition Sub, respectively, as amended through the date hereof. Except as contemplated by this Agreement or the Plan of Merger, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in
connection   with  the  execution,   delivery  and  performance  by  Parent  and
Acquisition Sub of this Agreement, the Plan of Merger or the Transaction Documents to which Parent and Acquisition Sub is a party or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of, (A) the S-4 with respect to the Merger Consideration and the shares of Parent Common Stock reserved for issuance upon exercise of the Parent Warrants and (B) such reports and information under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby; (ii) such filings as may be required by the NASDAQ with respect to Parent Common Stock and Parent Warrants to be issued in connection with the Merger Consideration; (iii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby; (iv) the distribution of the Shareholders' Materials with respect to the adoption by the Shareholders of this Agreement and the Plan of Merger; (v) the filing of the Plan of Merger with the Treasurer of the State of New

Jersey and appropriate documents with the relevant authorities of other states in which Company is qualified to do business; and (vi) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent or materially impair the ability of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement or the Plan of Merger, including, without limitation, the Merger.

     5.5 SEC DOCUMENTS. Parent has filed each report, schedule, registration statement and definitive proxy statement with the SEC on or after December 31, 1999 (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file with the SEC on or after December 31, 1999). As of their respective dates, none of Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

     5.6 FINANCIAL STATEMENTS. The financial statements of Parent included in Parent SEC Documents (the "Parent Financial Statements"):

          (a) complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, consistently applied (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC);

          (b) were in accordance with the books and records of Parent; and

          (c) fairly present (subject, in the case of the unaudited statements, to normal, nonrecurring audit adjustments) the financial position of Parent as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     5.7 ABSENCE OF UNDISCLOSED LIABILITIES. At December 31, 2000 (a) Parent had no Liability which was not provided for or disclosed on Parent SEC Documents for the period ended December 31, 2000; and (b) all liability reserves established by Parent and set forth on Parent Financial Statements were adequate, in the good faith judgment of Parent, for all such Liabilities at the date thereof. There were no material loss contingencies (as such term is used in FAS No. 5) which were not adequately provided for on Parent Financial Statements as required by FAS No. 5.

     5.8 ABSENCE OF CHANGES. Since the filing with the SEC of Parent's most recent 10-Q, Parent has not experienced any Material Adverse Effect.

     5.9 FULL DISCLOSURE. No financial statement, Exhibit, Schedule or document required by this Agreement to be prepared or furnished by or on behalf of Parent or Acquisition Sub to Company in connection with this Agreement or any other Transaction Document hereby or delivered pursuant hereto, contained or contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Article V do not contain any material misstatements of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.10 TAX MATTERS. The Parent:

          (a) has filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by Parent through the Closing Date (the "Parent Returns") with the appropriate governmental agencies in all jurisdictions in which Parent Returns are required to be filed and have paid or will pay all amounts shown thereon to be due; and (b) has paid and shall timely pay all Taxes required to have been paid on or before the Closing Date.

     5.11 NO DEFAULTS, ETC. The Parent and Acquisition Sub have in all respects performed all the material obligations required to be performed by it to date and is not in material default or alleged to be in material default under: (a) its Certificate or by-laws; or (b) any material agreement, lease, mortgage, indenture, contract, commitment, instrument or obligation to which Parent and Acquisition Sub is a party or by which any of its Assets or rights are or may be bound or affected.

     5.12 BOARD APPROVAL. The Board of Directors of Parent and Acquisition Sub have approved the Transaction Documents to which Parent and Acquisition Sub are a party and the transactions contemplated hereby and thereby.

     5.13 PARENT COMMON STOCK. Any shares of Parent Common Stock issued in the Merger pursuant to Article II of this Agreement shall at the Effective Date be duly authorized, validly issued, fully paid, and nonassessable and in compliance with the listing rules and regulations of the NASDAQ.

                                   ARTICLE VI

                                VOTING AGREEMENT

     6.1 AGREEMENT TO VOTE. Each Shareholder listed on Schedule 6.1 (the "Insider Shareholder") hereby agrees that at any meeting of the Shareholders of Company, however called, or in any action by written consent of the Shareholders, such Insider Shareholder shall: (i) vote all Company Stock owned or controlled by him in favor of this Agreement, the Plan of Merger, and the Merger and the other transactions contemplated hereby and thereby, provided that the Board of Directors of Company shall have approved such Merger and (ii) until the termination of this Agreement pursuant to Article XIV, vote such shares against any (A) merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of Company would be transferred to any Person other than Parent, or (B) sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the Assets of Company, taken as a whole, in a single transaction or in a series of transactions. Notwithstanding the foregoing, this Section 6.1 (a) shall be null and void and not binding on such Insider Shareholder unless the Insider Shareholder will receive in the Merger Consideration of Parent Common Stock in the same proportion or ratio as all other holders of Company Stock.

                                   ARTICLE VII

                        CONDUCT AND TRANSACTIONS PRIOR TO

                      EFFECTIVE TIME, ADDITIONAL AGREEMENTS

     7.1 ACCESS TO RECORDS AND PROPERTIES OF EACH PARTY; CONFIDENTIALITY. From and after the date hereof until the Effective Date or the earlier termination of this Agreement pursuant to Section 14.1 hereof (the "Executory Period"), Company shall afford: (i) representatives of Parent or Acquisition Sub, free and full access at all reasonable times upon reasonable notice to all properties, books and records (including tax returns filed and those in preparation) of Company provided that such activities shall not interfere with Company's normal operations, in order that Parent and Acquisition Sub may have full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of Company. Additionally, Company will permit Parent and Acquisition Sub to make such reasonable inspections of Company and its respective operations during normal business hours, upon reasonable notice, as Parent and Acquisition Sub may reasonably require and Company will cause its officers to furnish to Parent and Acquisition Sub, such additional financial and operating data and other information as to the business and properties of Company as Parent and Acquisition Sub shall from time to time reasonably request (it being understood that, subject to the terms of the Confidentiality
Agreement, Parent and Acquisition Sub shall be entitled to make copies of such information and take notes with respect thereto). No investigation pursuant to this Section 7.1, or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties made in this Agreement.

     7.2 OPERATION OF BUSINESS OF THE COMPANY. During the Executory Period, Company will operate its business as now operated and only in the normal and Ordinary Course and, consistent with such operation, will use its commercially reasonable efforts to preserve intact its present business organization, to keep available the services of its officers, consultants and employees and to maintain satisfactory relationships with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and other Persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, Company shall not:

          (a) take any action that would result in any of the representations and warranties of Company herein becoming untrue or in any of the conditions to the Merger not being satisfied.

          (b) take or cause to occur any of the actions or transactions described in Section 4.10 hereof.

     7.3 NEGOTIATION WITH OTHERS.

     (a) During the Executory Period, Company shall not, and Company shall not permit any agent or other representative of Company to, directly or indirectly:

               (i) solicit, initiate or engage in discussions or engage in negotiations with any Person (whether such negotiations are initiated by Company or otherwise) or take any other action to facilitate the efforts of any Person, relating to the possible acquisition of Company (whether by way of merger, purchase of capital stock, purchase or lease of Assets or otherwise) or any material portion of its capital stock or Assets (any such acquisition being referred to as an "Acquisition Transaction");

               (ii) provide information to any Person, other than Parent or Acquisition Sub, relating to a possible Acquisition Transaction;

               (iii) enter into an agreement with any Person, other than Parent or Acquisition Sub , relating to or providing for a possible Acquisition Transaction;

               (iv) consummate an Acquisition Transaction with any Person other than Parent or Acquisition Sub; or

               (v) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Transaction, unless Parent or Acquisition Sub are a party to such Acquisition Transaction.

     7.4 PREPARATION OF S-4; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Parent shall at its sole cost and expense properly prepare and file with the SEC a Registration Statement on Form S-4 with respect to the Merger Consideration in which the Shareholder Statement will be included as a prospectus. Each of Parent and Company shall use its best efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Shareholder Statement to be mailed to the Shareholders at the earliest practicable time, but in any event within ten (10) Business Days (if permitted under applicable law or regulation without any further requirements to prepare and/or file any additional filings) after the S-4 has been declared effective by the SEC. As promptly as practicable after the date of this Agreement, Parent and Company shall properly prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or state laws and Parent shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case, relating to the Merger and the transactions contemplated by this Agreement and the Plan of Merger (collectively, the "Other Filings"). The Company shall promptly furnish Parent with all information concerning Company and the Shareholders as may be reasonably required in connection with any action contemplated by this Section 7.4. Each Party will notify the other Party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 or any Other Filing or for additional information and will supply the other Party with copies of all correspondence between such Party or, any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Merger or any Other Filing. Each Party shall promptly provide the other Party (or its counsel) copies of all filings made by such Party with any Governmental Authority in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby. The S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law.
Whenever any event occurs which should be set forth in an amendment or supplement to the S-4 or any Other Filing, Parent or Company, as the case may be, shall promptly inform the other Party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to Shareholders of Company, such amendment or supplement.

     7.5 ADVICE OF CHANGES. The Company and Parent shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on either such Person or which could impair (negatively or positively) its financial projections or forecasts.

     7.6 LETTER OF THE COMPANY'S ACCOUNTANTS. If requested by Parent, Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Richard A. Eisner & Co., Company's independent accountant, dated a date within two (2) Business Days before the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (and, if requested, a bring-down comfort letter at the closing of the Merger).

     7.7 LETTER OF PARENT'S ACCOUNTANTS. If requested by Company, Parent shall use its reasonable efforts to cause to be delivered to Company a letter of Amper, Politziner & Mattia, P.C., Parent's independent public accountants, dated a date within two (2) Business Days before the date on which the S-4 shall become effective and addressed to Company, in form and substance reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (and, if requested, a bring-down comfort letter at the closing of the Merger).

     7.8 SHAREHOLDERS' APPROVAL. The Company shall:

          (a) call a special meeting of the Shareholders (the "Shareholders' Meeting") within 30 days (or such other period as may be required by applicable law) after the S-4 shall have been declared effective by the SEC for the purpose of obtaining the approval of the Merger, this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby (the "Shareholder Action"); and

          (b) recommend that the Shareholders vote in favor of the Merger and approve this Agreement and the Plan of Merger and take or cause to be taken all such other action as may be required by the New Jersey Statute and any other applicable law in connection with the Merger, this Agreement and the Plan of Merger, in each case as promptly as possible. The Company shall prepare and distribute any written notice and other materials relating to the Shareholder Action, as required by and in accordance with the Certificate and by-laws of Company, the New Jersey Statute and any other Federal and state laws relating to the Merger, such Shareholders' Meeting or any other transaction relating to or contemplated by this Agreement (collectively, the "Shareholders' Materials"); provided, however, that Parent and its counsel shall have the opportunity to review all Shareholders' Materials prior to delivery to the Shareholders, and all Shareholders' Materials shall be in form and substance reasonably satisfactory to Parent and its counsel; provided further, however, that if any event occurs which should be set forth in an amendment or supplement to any Shareholders' Materials, Company shall promptly inform Parent thereof (or, if such event relates solely to Parent, Parent shall promptly inform Company thereof), and Company shall promptly prepare an amendment or supplement in form and substance satisfactory to Parent in accordance with the Certificate and by-laws of Company, the New Jersey Statute and any other Federal or state laws.

     7.9 LEGAL CONDITIONS TO MERGER. Each Party shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such


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

Party with respect to the Merger and will take all reasonable action necessary to cooperate with and furnish information to the other Party in connection with any such requirements imposed upon such other Party in connection with the Merger. Each Party shall take all reasonable actions necessary:

          (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other Party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such Party (or by the other Party) in connection with the Merger or the taking of any action contemplated by this Agreement or the Plan of Merger;

          (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such Party to consummate the transactions contemplated hereby; and (c) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement;

          (c) if required, to complete all filings required under the Hart-Scott Rodino Antitrust Improvements Act of 1976 ("HSR Act") in connection with the Merger and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired by the date the Shareholder Statement is first sent to the Shareholders of Company (the "Mailing Date").

     7.10 CONSENTS. Each Party shall use its commercially reasonable efforts, and the other Party shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of Company substantially as presently conducted and as proposed to be conducted.

     7.11 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the Parties hereto shall, in good faith, use reasonable effort to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and by the Plan of Merger and to satisfy or cause to be satisfied all conditions precedent that are applicable to each such Party that are set forth in this Agreement as soon as reasonably practicable (including, without limitation, in the case of Company cooperating with (and executing and delivering appropriate certifications to) any Person who has been requested by a party hereto to analyze (and/or furnish an opinion with respect to) whether the Merger shall be treated as a tax-free reorganization under the Code).

     7.12 NOTICE OF PROSPECTIVE BREACH. Each Party hereto shall immediately notify the other Party in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

     7.13 PUBLIC ANNOUNCEMENTS. Each of Company and Parent hereto agrees that it shall consult with the other parties before issuing any press releases or otherwise making any Public statements with respect to the Merger; and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or as may be advised by counsel to be desirable or appropriate, without the prior written consent of the other. Each Party further agrees that no Party shall unreasonably withhold their written consent to the issuance of a public disclosure referred to in this
Section 7.13.

     7.14 NOTICE OF DEVELOPMENTS. Each party hereto will use all commercially reasonable efforts to ensure that its respective representations and warranties will be accurate and complete at the time this Agreement is executed. However, notwithstanding the foregoing, each party shall at any time from the date of this Agreement throughout the Closing notify the other party if the notifying party becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement or of any development causing a breach of any of its representations and warranties.

     7.15 AGREEMENT REGARDING PROCEEDINGS. In the event of any threatened, pending or completed claim, action, suit, investigation or any legal, administrative or other proceeding (a "Proceeding") by any Governmental Authority or other Person which questions the validity or legality of the transactions contemplated by this Agreement or seeks to enjoin, restrain or prohibit such transactions, or seeks damages in connection therewith, whether before or after the Effective Date of the Merger, Parent, Acquisition Sub, Company, and the Surviving Corporation agree, to the fullest extent permissible by law, to cooperate in the defense thereof.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS

The obligations of each Party to perform this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by each other Party:

     8.1 SHAREHOLDER APPROVAL; AGREEMENT OF MERGER. This Agreement, the Plan of Merger, and the Merger shall have been approved and adopted by at least a majority of the outstanding shares voting of Company Stock, and the Plan of Merger shall have been executed and delivered by Acquisition Sub and Company and filed with and accepted by the Treasurer of the State of New Jersey.

     8.2 APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

     8.3 LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.


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

     8.4 S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

     8.5 LEGISLATION. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or the Plan of Merger or any of the conditions to the consummation of such transactions.

     8.6 TAX-FREE REORGANIZATION. The Company and Parent shall be reasonably satisfied that the Merger shall be treated for Federal income Tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, by reason of Section 368(a)(2)(E) of the Code.

     8.7 DISSENTING SHARES. Holders of no more than twenty-five (25%) percent of the Company's Stock exercise dissenting shareholder's rights.

                                   ARTICLE IX

             CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB

     The obligations of Parent to perform this Agreement and to consummate the transactions contemplated hereby and of Acquisition Sub to perform this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

     9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the any officer of the Company set forth in Article III and the representations and warranties of Company set forth in Article IV hereof shall in each case be true and correct in all respects as of the date of this Agreement, and as of the effective date of the Shareholder Action and as of the Closing Date as though made at and as of such dates, respectively.

     9.2 PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement and the Plan of Merger prior to or as of the Closing Date.

     9.3 AUTHORIZATION OF MERGER.

          (a) As of the Mailing Date, all action necessary to authorize the execution, delivery and performance of the Transaction Documents by Company and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and Parent shall have received copies of all resolutions evidencing same certified by the Secretary of Company. The Company shall have full power and right to effect the Merger on the terms provided herein.

          (b) As of the Effective Date, all action necessary to authorize the execution, delivery and performance of the Transaction Documents by the Shareholders and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Shareholders, and Parent shall have received copies of all resolutions evidencing same certified by the Secretary of Company. The Shareholders of Company shall have full power and right to effect the Merger on the terms provided herein.

     9.4 MERGER FILING. The Certificate of Merger shall be duly executed by Company.

     9.5  CERTIFICATE.   Parent  and  Acquisition  Sub  shall  have  received  a
certificate dated the Closing Date, signed by the President of Company as to the satisfaction of the conditions contained in Sections 9.1 through 9.3.

     9.6 GOOD STANDING CERTIFICATES. A certificate of the appropriate officials, as of a recent date, of the due organization and good standing to do business and tax standing of Company in New Jersey and in each jurisdiction wherein the conduct of its business or the ownership of operation of Assets requires Company to maintain qualification as a foreign corporation.

     9.7 OPINION OF THE COMPANY'S COUNSEL. Parent and Acquisition Sub shall have received an opinion in the form set forth on Exhibit 9.7, dated the Closing Date, of Schwartz Simon Edelstein Celso & Kessler, LLP, counsel to Company.

     9.8 ACCEPTANCE BY COUNSEL TO PARENT AND ACQUISITION SUB. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Stern Greenberg & Kilcullen, a New Jersey Partnership ("SGK"), counsel for Parent and Acquisition Sub.

     9.9 CONSENTS AND APPROVALS. Parent and Acquisition Sub shall have received duly executed copies of all consents set forth on Schedule 4.6, and other consents and approvals contemplated by this Agreement, in form and substance satisfactory to Parent and Acquisition Sub.

     9.10 GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Company of the Transaction Documents and the consummation by Company of the transactions contemplated hereby and thereby shall have been obtained or made.

     9.11 TRANSACTION DOCUMENTS. Each of the Transaction Documents shall be in full force and effect as of the Effective Date in accordance with the respective terms thereof, and each Person or entity who or which is required or contemplated by the parties hereto to be a party to any Transaction Documents who or which did not theretofore enter into such Transaction Documents shall execute and deliver such Transaction Documents.

     9.12 CONFIDENTIALITY, NON-COMPETITION AND NO SOLICITATION AGREEMENT. Burt Ensley, with respect to himself only, shall have executed and delivered to Parent a Noncompetition and Confidentiality Agreement in form and substance reasonably acceptable to Parent, and as set forth in Exhibit 9.12 attached hereto. Such agreement shall only contain those provisions as are set forth in
Article XI hereof.

     9.13 SCHEDULES. Each of Parent and Acquisition Sub shall have determined in its sole discretion, exercised in good faith, that the respective observations of Parent and Acquisition Sub made during their review of the schedules to this Agreement disclosed no material information regarding Company unsatisfactory to Parent or Acquisition Sub.

                                    ARTICLE X

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of Company to perform this Agreement and the Plan of Merger, and to consummate the transactions contemplated hereby and thereby will be subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Company:

     10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Acquisition Sub set forth in Article V hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Closing Date as though made at and as of such dates, respectively.

     10.2 PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Plan of Merger prior to or as of the Closing Date.

     10.3 AUTHORIZATION OF MERGER. All action necessary to authorize the execution, delivery and performance of the Transaction Documents by Parent, the execution, delivery and performance of this Agreement and the Plan of Merger by Acquisition Sub, and the consummation of the transactions contemplated hereby and by the Plan of Merger shall have been duly and validly taken by the board of directors of Parent and Acquisition Sub and by

Parent as the sole shareholder of Acquisition Sub, and Company shall have received copies of all such resolutions certified by the respective Secretary of Parent and Acquisition Sub.

     10.4 MERGER FILING. The Certificate of Merger shall be duly executed by Acquisition Sub.

     10.5 CERTIFICATE. The Company shall have received a certificate dated the Closing Date, signed by the President of each of Parent and Acquisition Sub as to the satisfaction of the conditions contained in Sections 10.1 through 10.3, except to the extent waived by Company.

     10.6 GOOD STANDING CERTIFICATES. A certificate of the appropriate officials, as of a recent date, of the due organization and good standing to do business and tax standing of Parent in Delaware and Acquisition Sub in New Jersey and in each jurisdiction wherein the conduct of its business or the ownership of operation of its business requires such Person to maintain qualification as a foreign corporation.

     10.7 OPINION OF PARENT'S COUNSEL. Company shall have received an opinion dated the Closing Date of DB&S counsel to Parent and Acquisition Sub in form and substance reasonably satisfactory to Company, in the form annexed hereto as
Exhibit 10.6.

     10.8 ACCEPTANCE BY COUNSEL TO COMPANY. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Schwartz, Simon, Edelstein, Celso & Kessler, LLP.

     10.9 CONSENTS AND APPROVALS. The Company shall have received duly executed copies of all consents referenced in Section 5.4 and other consents and approvals contemplated by this Agreement in form and substance reasonably satisfactory to Company.

     10.10 GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Parent and Acquisition Sub of the Transaction Documents and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby and thereby shall have been obtained or made.

     10.11 TRANSACTION DOCUMENTS. Each of the Transaction Documents shall be in full force and effect as of the Effective Date in accordance with the respective terms thereof, and each Person who or which is required or contemplated by the parties hereto to be a party to any Transaction Documents who or which did not theretofore enter into such Transaction Documents shall execute and deliver such Transaction Documents.

                                   ARTICLE XI

                CONFIDENTIALITY, NON-COMPETE AND NO SOLICITATION

     11.1 CONFIDENTIALITY. From and after the date hereof, Burt Ensley agrees not to divulge, communicate, use to the detriment of Parent, Acquisition Sub, or Company or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets included in or relating to Company or its Assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data.

     11.2 NON-COMPETE.

          (a) Until the third anniversary of the Closing Date, Burt Ensley and no Affiliate of Burt Ensley shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the sale, manufacture, or production of plant based nutritional supplements (the "Business") of Parent or Acquisition Sub or its subsidiaries or affiliates (collectively, the "Purchasing Companies"), (ii) engage in any facet of the Business of Company or compete in any way with the Business of the Purchasing Companies, (iii) be employed in any capacity by, serve as an employee of, or consultant or be an advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the Business of Parent, or (y) competes with the Business of Parent in any way. As used herein, the term "Affiliate" shall mean any Person that is directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Company or Burt Ensley.

          (b) The parties  hereto  intend that the  covenants  contained in this
     Section 11.2 shall be construed as a series of separate covenants, one for each state or country. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in
     Section 11.2(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in Section 11.2(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (c) The provisions of this Section 11.2 shall not apply to investments by Burt Ensley in shares of stock traded on a national securities exchange or on the national over-the-counter market which shall have an aggregate market value, at the time of acquisition, of less than 5% of the outstanding shares of such stock.

     Burt Ensley acknowledges that the provisions of this Section 11.2, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of Parent and the Acquisition Sub and are an essential inducement to Parent and the Acquisition Sub entering into the Transaction Documents to which they are a party and consummating the transactions contemplated thereby.

     11.3 NO SOLICITATION. Burt Ensley shall not, from and after the Closing Date, and for a period of three (3) years thereafter, directly or indirectly, for himself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of Parent, Acquisition Sub, or Company, or contact any supplier, customer or employee of Company for the purpose of soliciting or diverting any such supplier, customer or employee of Parent, Acquisition Sub, or Company.

                                   ARTICLE XII

                                 INDEMNIFICATION

     12.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Parent, Acquisition Sub and (after the Merger) Surviving Corporation from and against, without duplication, all costs, fees, liabilities, Taxes, charges, claims, expenses, losses and damages, including reasonable legal expenses and costs of investigation (both of those incurred in connection with the defense or prosecution of an indemnifiable claim and those incurred in connection with the enforcement of this provision), as and when actually incurred or as and when actually paid by Parent, Acquisition Sub, or Surviving Corporation or any of their respective subsidiaries, successors, assignors, officers, employees, directors, agents or affiliates, arising out of or in connection with any action or proceeding (collectively "Losses") as a result of or arising in connection with:

          (a) the breach of any of Company's representations, warranties or agreements contained in the Transaction Documents;

          (b) the actual or threatened commencement of any proceeding, suit or action against Parent, Surviving Corporation or any direct or indirect Subsidiary thereof, or any director, officer, agent or employee of any of them, relating to or arising from the Merger or Transaction Documents which, if determined adversely thereto (regardless of the actual determination thereof would result in a Loss (any such pending or threatened suit or action being a "Covered Action"); or

          (c) any and all actions, suits or proceedings, claims or demands incident to any of the foregoing or such indemnities.

     12.2 INDEMNIFICATION BY PARENT AND ACQUISITION SUB. Parent and Acquisition Sub agree to indemnify and hold harmless Company from and against, without duplication, all Losses arising out of or in connection with any action or proceeding as a result of or arising in connection with the breach of any of Parent's or Acquisition Sub's representations, warranties or agreements contained in the Transaction Documents.

     12.3 LOSS INDEMNITY PROCEDURE. Upon learning of the commencement of a Covered Action or the actual receipt by the parties claiming a right of indemnification (the "Indemnified Party") of information relating to the purported existence of facts or circumstances which could result in the commencement of a Covered Action or other incurrence of Loss, the Indemnified Party shall promptly, but no later than fifteen (15) days after learning of such commencement or receipt, give notice ("Indemnification Notice") thereof, with reasonable specificity of the facts as then known to the party having the indemnification obligation (the "Indemnifying Party"); provided, however, failure to give timely such notice shall not release the Indemnifying Party of its obligations hereunder except, and only, to the extent the Indemnifying Party suffers actual prejudice as a proximate result of such failure.

          (a) The Indemnifying Party shall have the right to assume the defense of any such Covered Action by giving written notice (the "Assumption Notice") to the Indemnified Party within 20 days after notice given pursuant to this Section 12.4 which Assumption Notice shall state that (i) the Indemnifying Party agrees that the claimant is entitled to indemnification hereunder and that any resulting Loss for which it is or they are liable; and (ii) it agrees or they agree to assume the defense thereof in the name and on behalf of the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party, in either event at the sole cost and expense of the Indemnifying Party; provided, however, (x) all such costs and expenses of the foregoing counsel, if not paid by the Indemnifying Party and instead paid by the Indemnified Party shall be Losses for which the Indemnified Party is indemnified under this Section 12.4, (y) the Indemnified Party, notwithstanding the timely delivery of an Assumption Notice, may participate in such Covered Action through counsel separately selected and paid for by the Indemnified Party, and (z) if no Assumption Notice is timely given, or despite the giving of the Assumption Notice the defendants in any Covered Action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select one separate counsel to conduct the defense of such action on its behalf, and all such costs and expenses shall be paid by the Indemnifying Party and, if paid by the Indemnified Party, shall be Losses under this Section 12.4. The Indemnified


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     Party may take such action with respect to a Covered  Action as it may deem appropriate to protect against further damage or default, including obtaining an extension of time to answer the complaint or other pleading or filing an answer thereto.

          (b) Subject to Section 12.4(a) above, no Indemnified Party shall consent to the entry of any judgment or enter into any settlement relating to a Loss without the written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

     12.4 DURATION OF INDEMNIFICATION.  Liability for indemnification under this
Article XII, shall expire on the second anniversary of the Closing Date (or, in the case of indemnification arising out of the breach of a representation or warranty, the survival period of such representation or warranty under Section
15.1 below).

     12.5 NO CLAIM AGAINST SURVIVING CORPORATION/COMPANY. In no event following Closing may any officers or shareholders of the Company seek or assert any claim whatsoever, whether for contribution or otherwise, against Surviving Corporation arising out of any facts or any action or failure to act by Company existing or occurring prior to or as of the Closing, including, without limitation, based upon any breach of any representation, warranty, covenant or condition herein by Company, whether by way of contribution based upon the gross negligence or willful misconduct of Company or otherwise.

     12.6 OTHER INDEMNIFICATION PROVISIONS.

          (a) Unless otherwise specifically provided herein, the indemnification provisions of this Article XII shall, absent fraud, be the sole and exclusive remedy of the parties for any breach of any covenants, representations or warranties made by any other Party in this Agreement and each Party hereby waives all statutory, common law and other claims with respect thereto, other than claims for indemnification pursuant to this
     Article XII and claims based on fraud.

          (b) Indemnification hereunder shall include liability for any special, incidental, punitive or consequential damages to the extent the Indemnified Party is required to pay such amount to a third party. Except as expressly provided in the preceding sentence, there


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     shall be no  indemnification  by any  party  for any  special,  incidental, punitive or consequential damages.

          (c) In calculating amounts payable to an Indemnified Party, the amount of the indemnified Losses shall be computed net of (i) payments that the Indemnified Party actually receives under any insurance policy with respect to such Losses, (ii) the net amount of any prior or subsequent recovery by the Indemnified Party from any third party with respect to such Losses, and
     (iii) any Tax benefit to the Indemnified Party with respect to such Losses.

                                  ARTICLE XIII

                      PAYMENT OF CERTAIN FEES AND EXPENSES

     13.1 PAYMENT OF CERTAIN FEES AND EXPENSES.

          (a) Except as set forth below in this Section 13.1, Parent and Company shall pay its own expenses that are incidental to negotiation, preparation, execution, delivery of the Transaction Documents and the Closing whether or not this Agreement and the transactions contemplated hereby are actually consummated; it being understood that Company shall not be permitted to incur more than $50,000 of legal fees and accounting fees in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the Closing ("Permitted Transaction Costs").

          (b) If (i) this Agreement is terminated by Parent or Acquisition Sub pursuant to Section 14.1(b) (except Section 8.2 through Section 8.6 to the extent Company uses its reasonable commercial efforts to see the conditions of Section 8.2 through Section 8.6 fulfilled) or Section 14.1(c) (except
     Section 9.8, Section 9.10 and Section 9.15 to the extent Company uses its reasonable commercial efforts to see the conditions of Section 9.8, Section
     9.10 and Section 9.15 fulfilled) and (ii) Company enters into an acquisition transaction involving a third party within one year after such termination, then Company agrees to pay Parent within sixty (60) days following the entering into of such acquisition transaction (A) $50,000 plus (B) all out-of-pocket expenses (including, without limitation, all attorneys' fees, investment banking fees, printing costs, governmental filing and other governmental fees, and finder's fees and expenses) incurred


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     by  Parent  and  Acquisition  Sub  in  connection  with  the   transactions
     contemplated  by  this  Agreement   (collectively  the  "BreakUp  Fee")  as
     reimbursement for the lost profit opportunity of Parent and the time and expense of Parent's executives. Parent and Acquisition Sub hereby waive any and all right, claim, or interest for any fees or expenses incurred by Parent or Acquisition Sub in any prior proposed transaction between Company and Parent and/or Acquisition Sub. Company hereby waives any and all right, claim, or interest for any fees or expenses incurred by Company in any prior proposed transaction between Company and Parent and/or Acquisition Sub.

                                   ARTICLE XIV

                 TERMINATION, AMENDMENT, MODIFICATION AND WAIVER

     14.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Parent, Acquisition Sub and Company of this Agreement, at any time prior to the Effective Date, by:

          (a) the mutual consent of Parent, Acquisition Sub, and Company.

          (b) Parent, Acquisition Sub, or Company, if the conditions set forth in Article VIII hereof shall not have been met and the Merger has not occurred by August 15, 2001, which date may be extended at the discretion of Parent or Acquisition Sub, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or(ii) the other party or parties have materially breached at the time made a representation and warranty, covenant or agreement set forth herein and such breach is not cured (if curable) within 15 days following written notice thereof from the non-breaching party;

          (c) Parent and Acquisition Sub if the conditions set forth in Article IX hereof shall not have been met (or waived by the Person(s) entitled to satisfaction thereof), and Company if the conditions set forth in Article X hereof shall not have been met (or waived by the Person(s) entitled to satisfaction thereof), in either case by August 15, 2001, which date may be extended at the discretion of Parent or Acquisition Sub, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate. Notwithstanding


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

     the provisions of this Section 14.1(c), Company shall have the right to terminate this Agreement and abandon the Merger after August 15, 2001, except if the Merger cannot be completed by such date solely as a result of the action or inaction of Company.

          (d) Parent and Acquisition Sub on the one hand, or Company on the other hand, if such party or parties shall have determined in its or their sole discretion, exercised in good faith, that the Merger contemplated by this Agreement and the Plan of Merger has become impracticable by reason of the institution of any litigation, proceeding, or investigation to restrain or prohibit the consummation of the Merger, so long as such litigation, proceeding or investigation has not been instituted, initiated, commenced, or undertaken without the approval of the party or parties seeking to terminate the Agreement.

          (e) Parent or Acquisition Sub if during the thirty (30) day period after the date of this Agreement, Parent shall have determined in its sole discretion, exercised in good faith, that the respective observations of Parent and Acquisition Sub made during their due diligence process disclosed information regarding Company unsatisfactory to it and such information is (i) material and (ii) not adequately disclosed in this Agreement.

     Any termination pursuant to this Section 14.1 shall be effected by written notice from the party or parties so terminating to the other parties hereto.

     14.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 14.1, this Agreement shall be of no further force or effect and no party hereto, nor its shareholders, directors, officers or affiliates, shall have any liability in connection herewith; provided, however, that Article XII, Article XIII, this Section 14.2 and Article XV shall survive the termination of this Agreement.

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 SURVIVAL; EFFECT OF DISCLOSURE. Except as otherwise specifically provided herein all statements, representations, warranties and covenants shall survive the Closing for two (2) years, regardless of any inspection or discovery whether by reason of due


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diligence  or  otherwise,  and shall remain in effect  continuously  during such period; provided that the representations, warranties and covenants set forth in
(a) Sections 3.4, 4.4 and 4.28 shall survive indefinitely and remain in effect continuously after the Closing and (b) Sections 4.11, 4.14 and 4.25 shall survive and remain in effect continuously after the Closing for the lesser of
(i) seven (7) years and the (i) statute of limitations applicable to the subject representation, warranty or covenant. None of Company, Parent or Acquisition Sub shall be liable or bound in any manner by representations, warranties, covenants, or agreements pertaining to the subject matter of this Agreement, whether express or implied, or any other matter whatsoever, which are made or furnished by any Person representing or purporting to represent Company, Parent or Acquisition Sub unless and only to the extent that such representations, warranties, covenants, or agreements are expressly and specifically set forth in this Agreement or the Exhibits or Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

     15.2 ENTIRE AGREEMENT. This Agreement and the Plan of Merger (including the Schedules and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

     15.3 DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     15.4 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

if to Parent or Acquisition Sub, to:

                  Integrated Health Technologies, Inc.
                  225 Long Avenue


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

                  Hillside, NJ 07205
                  Attention:  Seymour Flug, President
                  Telephone:  (973) 926-0816
                  Telecopier: (973) 926-1735

with a copy to:

                  Stern Greenberg & Kilcullen
                  75 Livingston Avenue
                  Roseland, NJ 07068
                  Attention:  Kevin M. Kilcullen, Esq.
                  Telephone:  (973) 535-1900


if to Company, to:

                  Nucycle Therapy, Inc.
                  1 Deer Park Drive, Suite M
                  Monmouth Junction, NJ 08052
                  Attention:  Burt Ensley
                  Telephone:  (732) 438-0900
                  Telecopier: (732) 438-1209

with a copy to:

                  Schwartz Simon Edelstein Celso & Kessler LLP
                  Ten James Street
                  Florham Park, NJ 07932
                  Attention:  John B. Mariano, Jr., Esq.
                  Telephone:  (973) 301-0001
                  Telecopier: (973) 301-0203

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received: (a) in the case of personal delivery or telecopy, on the date of such delivery; (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent; and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.


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     15.5  COUNTERPARTS.  This  Agreement  may  be  executed  in any  number  of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     15.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the New Jersey Statute and with the laws of the State of New Jersey applicable to contracts made and to be performed wholly therein without regard to such state's principles of conflicts of law.

     15.7 BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not confer any rights or benefits on any other persons or entities. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, Acquisition Sub may assign and delegate any or, ill of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent.

     15.8 PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neither, singular and plural thereof whenever the context and facts require such construction.

     15.9 WAIVER, AMENDMENT AND MODIFICATION.

          (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          (b) No amendment, supplement or modification of or to any provision in this Agreement, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Any (i) amendment, supplement or modification hereto, (ii) consent hereunder or (iii) waiver of any provision (collectively,


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     "Modification") of this Agreement or of any of the Notes shall be effective if given pursuant to a written agreement signed by the parties to this Agreement.

     15.10 SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such nonperforming party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     15.11 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.


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     IN WITNESS  WHEREOF,  each of the parties  hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

INTEGRATED HEALTH TECHNOLOGIES, INC.


By: /s/ Seymour Flug
    ----------------------------------
    Name:  Seymour Flug
    Title:    President


CHEM ACQUISITION CORP.


BY: /s/ Seymour Flug
    ----------------------------------
    Name:  Seymour Flug
    Title:    President


NUCYCLE THERAPY, INC.


BY: /s/ Burt D. Ensley
    ----------------------------------
    Name:  Burt D. Ensley
    Title:    President and C.E.O.



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                      AGREEMENT AND PLAN OF REORGANIZATION

                                      DATED

                              AS OF March 5th, 2001

                                      AMONG

                      INTEGRATED HEALTH TECHNOLOGIES, INC.

                             CHEM ACQUISITION CORP.

                                       AND

                              NUCYCLE THERAPY, INC.